June 7, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CIM Real Assets & Credit Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 19(a)(4) of Form N-CSR of CIM Real Assets & Credit Fund dated June 7, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

PricewaterhouseCoopers LLP

Attachment

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017 T:(213) 356 6000, F: (813) 637 4444, www.pwc.com/us